EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 29, 2000 included in Ultramar Diamond Shamrock Corporation's Form 10-K for the year ended December 31, 1999 and our report dated June 16, 2000 included in the UDS 401(k) Retirement Savings Plan's Form 11-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

                                                     /s/ ARTHUR ANDERSEN LLP


San Antonio, Texas
October 2, 2000